Exhibit 99.1

Progressive Care Inc. Announces Second Quarter 2024 Revenues of $13.5 Million, an Increase of 17% as Gross Margin Expands to 35%

41% Growth in 340B Contract Service Revenue and Momentum in Prescription Volumes Drive Positive Cashflow from Operations

Miami, FL – August 14, 2024 – Progressive Care Inc. (OTCQB: RXMD) (“Progressive Care” or the “Company”), a personalized healthcare services and technology provider, today announced financial results for its second quarter of 2024. The Company reported second quarter revenues of approximately $13.5 million, a 17% increase compared to revenues reported in the second quarter of 2023. Results reflect continued increases in revenue generated from multiple 340B pharmacy service agreements secured late last year and increased prescription volumes at the Company’s PharmcoRx pharmacies.

“Progressive Care continues to benefit from strong momentum in our 340B and pharmacy business, contributing to record-setting growth and margins, and most importantly, driving positive cashflow from operations,” said Charles M. Fernandez, Chairman and CEO of Progressive Care Inc. “Our results clearly demonstrate our ability to successfully deliver value to the entire spectrum of healthcare stakeholders including patients, providers, long-term care facilities and covered 340B entities. In the months ahead, through our combination with NextPlat and our plans to invest in the further expansion of our services and technology platforms, we believe we can continue to further execute on our mission to improve the business of healthcare and the quality of care delivered to patients.”

Second Quarter 2024 Financial Highlights:

●

Total revenues increased by approximately $1.9 million, or 17%, to approximately $13.5 million during the three months ended June 30, 2024, compared to approximately $11.6 million in the prior year period.

●

Prescription revenue, net of pharmacy benefit managers (“PBM”) fees, increased by approximately $1.1 million, or 11%, to approximately $10.5 million during the second quarter of 2024, compared to approximately $9.4 million in the prior year period.

●

340B contract revenue was approximately $3.0 million during the second quarter of 2024, an increase of approximately $0.9 million, or 41%, compared to approximately $2.1 million in the same prior year period. The increase was primarily attributable to an increase in new 340B contracts that were secured late last year.

●	Overall gross profit margin in the second quarter of 2024 was approximately 35%, versus approximately 31% in the second quarter of 2023.
●	Second quarter of 2024 results include a non-cash goodwill impairment charge of approximately $0.7 million and a non-cash intangible assets impairment charge of approximately $9.1 million. The Company conducts ongoing impairment testing on the estimated fair value of goodwill and intangible assets in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Fair value methodologies for intangible assets include estimates of future cashflows related to the Company’s 340B pharmacy service agreements. These estimates of future cash flows are subject to change due to multiple external factors including the 340B covered entity’s patient outcomes and adherence with program compliance requirements. As of June 30, 2024, there was no remaining goodwill and approximately $4.0 million of intangibles assets to be amortized over the next four years.
●

Cash balance as of June 30, 2024 was approximately $8.5 million as compared to approximately $7.9 million as of December 31, 2023. The Company generated approximately $0.8 million of cash from operating activities for the second quarter of 2024.

Organizational Highlights and Recent Business Developments:

●	On April 12, 2024, NextPlat announced a proposed merger with Progressive Care Inc. in an all-stock transaction which is expected to provide annual operating cost reductions. On August 6, 2024, the Company filed the definitive proxies regarding the proposed business combination and set September 13, 2024, as the Annual Meeting date for the shareholder vote. If approved by shareholders at the Annual Meeting, and subject to customary closing conditions and requirements, the Company anticipates completing the transaction in early October.
●	Business development activities targeting 340B covered entities conducted late last year combined with enhanced sales efforts and resources dedicated to long-term care and assisted living facilities launched earlier this year, have contributed to increased revenue and growth in prescription volumes at its PharmcoRx pharmacies.
●	The Company’s focus on providing high-touch, data-driven personalized patient care services at its concierge PharmcoRx pharmacies is a significant differentiator in the market compared to the broader “commodity” retail sector which is currently closing thousands of locations.

Summary Financials for the Three Months Ended June 30, 2024 and 2023:

Note on Financial Presentation

On July 1, 2023, NextPlat, Mr. Charles Fernandez, Chairman and Chief Executive Officer of the Company, and Mr. Rodney Barreto, Vice-Chairman of the Company, exercised their common stock purchase warrants in Progressive Care and collectively owned 53% of Progressive Care's voting common stock as of such date. In connection with such change in control on July 1, 2023, the application of push-down accounting created a new basis of accounting for all assets and liabilities based on their fair value at the date of acquisition. As a result, our financial results of operations subsequent to the acquisition on July 1, 2023 have been segregated to indicate pre-acquisition and post-acquisition periods. The pre-acquisition period through June 30, 2023 is referred to as the “Predecessor”. The post-acquisition period, July 1, 2023 and forward, includes the impact of push-down accounting and is referred to as the “Successor”.

	Successor	Predecessor
	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	$ Change	% Change
Total revenues, net	$13,477	$11,556	$1,921	17%
Total cost of revenue	8,782	7,997	785	10%
Total gross profit	4,695	3,559	1,136	32%
Operating expenses	13,994	2,935	11,059	377%
(Loss) income from operations	(9,299)	624	(9,923)	nm
Other income (expense)	23	(5,261)	5,284	(100)%
Loss before income taxes	(9,276)	(4,637)	(4,639)	100%
Provision for income taxes	—	—	—	—
Net loss attributable to common shareholders	$(9,276)	$(4,637)	$(4,639)	100%

nm = not meaningful

For the second quarter of 2024, the Company recognized overall revenue from operations of approximately $13.5 million, compared to approximately $11.6 million during the same prior year period, an overall increase of approximately $1.9 million, or 17%. The increase in revenue was primarily attributable to an increase in prescription revenue, net of PBM fees of approximately $1.1 million and an increase in 340B contract revenue of approximately $0.9 million, when compared to the prior year period.

Overall gross profit margins increased from 31% for the three months ended June 30, 2023 to 35% for the three months ended June 30, 2024. The increase in gross profit of approximately $1.1 million was primarily attributable to (i) an approximately $0.1 million increase in per-prescription reimbursement rates; (ii) an approximately $0.1 million increase in pharmacy prescription volume; and (iii) an approximately $0.9 million increase in 340B contract revenue.

Loss from operations was approximately $9.3 million for the three months ended June 30, 2024, compared to an income from operations of approximately $0.6 million for the three months ended June 30, 2023. The decrease in income from operations was primarily attributable to impairment losses recognized during the second quarter of 2024; see further explanation below.

Financial Results for the three months ended June 30, 2024

Revenue

Prescription revenue, net of PBM fees increased by approximately $1.1 million during the second quarter of 2024 compared to the same period in 2023. The favorable impact on prescription revenue, net of PBM fees, was mainly attributable to a favorable change in reimbursement rates per prescription of approximately $0.2 million, and a favorable change in pharmacy prescription volume of approximately $0.9 million.

The Company filled approximately 133,000 and 118,000 prescriptions during the three months ended June 30, 2024 and 2023, respectively, a 10% period over period increase.

Dispensing fees and third-party administration (“TPA”) revenue earned on our 340B contracts for the three months ended June 30, 2024 and 2023 were approximately $3.0 million and $2.1 million, respectively, an increase of approximately $0.9 million, or 41%. The increase in 340B contract revenue was primarily attributable to an increase in new 340B contracts that began towards the end of 2023.

Operating Expenses

Our operating expenses increased by approximately $11.1 million for the three months ended June 30, 2024, when compared to the prior year period. The increase was primarily attributable to the following:

●	approximately $9.8 million of impairment losses related to goodwill and long-lived assets impairments (see further explanations below);
●	approximately $0.7 million increase in the amortization of newly identifiable intangible assets as a result of the push-down accounting;
●	approximately $0.5 million increase in salaries and wages due to a combination of performance-based salary adjustments and additional headcount, net of attrition due to normal employee turnover; and
●	approximately $0.1 million increase in franchise taxes.

The Company performed a goodwill impairment test during the three months ended June 30, 2024 and determined that the carrying amount of goodwill at June 30, 2024 exceeded its fair value resulting in the Company recording a non-cash impairment charge of approximately $0.7 million during the period, recorded to the TPA reporting segment. As of June 30, 2024, there was no remaining goodwill.

The Company performed a long-lived assets impairment test during the three months ended June 30, 2024 and determined that the carrying amount of the asset group at June 30, 2024 exceeded its fair value resulting in the Company recording a non-cash impairment charge to certain long-lived assets, primarily intangible assets, of approximately $9.1 million during the period, of which approximately $6.6 million was recorded to the Pharmacy Operations reporting segment and approximately $2.5 million was recorded to the TPA reporting segment. As of June 30, 2024, intangible assets had a gross amount of approximately $4.0 million.

Other Income (Expense)

Other income (expense) increased by approximately $5.3 million for the three months ended June 30, 2024, as compared to the same prior year period, primarily attributable to the recognition of debt conversion expense in the amount of approximately $5.2 million in the prior year period.

Net Loss

Net loss was approximately $9.3 million and $4.6 million during the three months ended June 30, 2024 and 2023, respectively. The change in net loss was primarily attributable to the impairment losses recorded in the 2024 period, partially offset by the debt conversion expense recorded in the same period last year.

Quarterly Report on Form 10-Q Available

The Company’s Quarterly Report on Form 10-Q, available at www.sec.gov and on the Company’s website, contains a thorough review of its financial results for the three months ended June 30, 2024.

Forward-Looking Statements

The statements contained herein regarding our future plans and the anticipated effects of the proposed business combination between the Company and NextPlat is not based upon current or historical fact and are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Such forward-looking statements reflect the Company’s expectations about the future operating results, performance, and opportunities of the combined company that involve substantial risks and uncertainties. Such forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors discussed in our Annual Report on Form 10-K and in the proxy statement/prospectus, as defined below, as well as other SEC filings, that could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statement. You should not rely on such forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied therein as a result of such risks and uncertainties. Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available to Progressive Care, and Progressive Care does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Progressive Care

Progressive Care Inc. (OTCQB: RXMD) through its subsidiaries, is a Florida health services organization and provider of Third-Party Administration (TPA), data management, COVID-19 related diagnostics and vaccinations, 340B contracted pharmacy services, prescription pharmaceuticals, compounded medications, provider of tele-pharmacy services, the sale of anti-retroviral medications, medication therapy management (MTM), the supply of prescription medications to long-term care facilities, and health practice risk management. Progressive Care, Inc. became a subsidiary of NextPlat Corp. (NASDAQ: NXPL & NXPLW) on July 1, 2023.

Important Information About the Merger and Where to Find It

In connection with the proposed merger between NextPlat and Progressive Care (the “Merger”), NextPlat filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that was declared effective on August 6, 2024, which includes a proxy statement of each of NextPlat and Progressive Care and a prospectus of NextPlat with respect to the shares of NextPlat common stock to be issued in the Merger (the “proxy statement/prospectus”), as well as other relevant documents concerning the Merger. SECURITY HOLDERS OF NEXTPLAT AND PROGRESSIVE CARE, AND OTHER INTERESTED PERSONS, ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT PROGRESSIVE CARE AND NEXTPLAT FILE WITH THE SEC BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT PROGRESSIVE CARE, NEXTPAT AND THE MERGER. The proxy statement/prospectus, dated August 6, 2024, was mailed to stockholders of Progressive Care and NextPlat beginning on or about August 8, 2024. The Progressive Care and NextPlat stockholders’ meetings are both scheduled for September 13, 2024. Progressive Care stockholders may also obtain copies of the proxy statement/prospectus and other related documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Progressive Care Inc., 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009, Attention: Chief Financial Officer, Telephone: (754) 314-7654.

Participants in the Solicitation

NextPlat and its directors and executive officers may be deemed participants in the solicitation of proxies from NextPlat’s and Progressive Care’s stockholders with respect to the Merger. A list of the names of those directors and executive officers and a description of their interests in NextPlat is contained in the proxy statement/prospectus and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to NextPlat Corp, 3250 Mary St., Suite 410, Coconut grove, FL 33133, Attention: Chief Financial Officer, Telephone: (305) 560-5355.

Progressive Care and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of NextPlat and Progressive Care in connection with the Merger. A list of the names of those directors and executive officers and a description of their interests in Progressive Care is contained in Progressive Care’s Annual Report on Form 10-K filed with the SEC on April 11, 2024 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Progressive Care Inc, 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009, Attention: Chief Financial Officer, Telephone: (754) 314-7654. Additional information regarding the interests of such participants is also contained in the proxy statement/prospectus.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of the proxy statement/ prospectus.

Investor Contact for Progressive Care

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net